                                                                     EXHIBIT 1.1


                         Maximum of ___________ Shares



                        VENTURA COUNTY NATIONAL BANCORP
                          (a California corporation)


                                 Common Stock
                                (no par value)


                               AGENCY AGREEMENT


                                                ____________________, 1995


Sandler O'Neill & Partners, L.P.
Two World Trade Center, 104th Floor
New York, New York 10048

Ladies and Gentlemen:

     Ventura County National Bancorp, a California corporation (the "Company") and Ventura County National Bank ("VCNB"), a national bank (the "Bank"), confirm their agreement with Sandler O'Neill & Partners, L.P. ("Sandler O'Neill" or the "Agent") with respect to the offer and sale by the Company of up to _________________ shares of Common Stock, no par value of the Company ("Common Stock").

     The Company is offering ______________ shares of Common Stock to the holders of record of Common Stock ("Record Date Holder") at the close of business on ___________, 1995 (the "Record Date"), at a subscription price of $_____ per share ("Subscription Price") and, subject to the rights of such holders described below, to certain other purchasers on a standby basis. Each Record Date Holder will receive ____ transferable subscription rights ("Rights") for each share of Common Stock held of record at the close of business on the Record Date. Each Right will enable the holder thereof to purchase from the Company one share of Common Stock (an "Underlying Share") at the Subscription Price (the "Basic Subscription Privilege"). Each Record Date Holder who fully exercises their Basic Subscription Privilege also will be eligible to subscribe at the Subscription Price for shares of Common Stock (the "Excess Shares") not otherwise purchased pursuant to the exercise of the Basic Subscription Privilege up to the total number of Underlying Shares, subject to availability, proration, and reduction by the Company in certain circumstances (the "Oversubscription Privilege"). The Rights are evidenced by transferable certificates. Oversubscription Privileges, however, are not transferable. The offer and sale of the Underlying Shares pursuant to the exercise of the Basic

Subscription Privilege and the Oversubscription Privilege are referred to herein as the "Rights Offering."

     The Company also intends to enter into Standby Purchase Agreements pursuant to which an aggregate of ____ institutional investors and high net worth individuals (the "Standby Purchasers") have severally agreed, subject in each case to a maximum standby commitment and certain conditions, to acquire from the Company at the Subscription Price up to an aggregate of ________ of the Underlying Shares remaining upon completion of the Rights Offering. The Standby Purchase Agreements will require that the Standby Purchasers agree to purchase and the Company agrees to sell, and thus guarantee the availability of, an aggregate minimum of ________ shares of Common Stock ("Additional Shares") at the Subscription Price if a sufficient number of Underlying Shares are not available after the exercise of the Basic Subscription Privilege and the Oversubscription Privilege to satisfy the purchase commitments of the Standby Purchasers (the "Minimum Standby Obligation"). The Rights Offering and the offering to Standby Purchasers are together referred to herein as the "Offering," and the Underlying Shares and the Additional Shares are together referred to herein as the "Securities."

     Record Date Holders may exercise subscription rights by delivering to the subscription agent a properly completed and executed subscription rights certificate together with payment in full of the subscription price for each share subscribed for. Payment may be made only (i) by check or bank draft drawn upon a U.S. bank, or postal, telegraphic or express money order payable to First Interstate Bank of California, as subscription agent or (ii) by wire transfer of funds to the escrow account maintained by the subscription agent for the purpose of accepting subscriptions pursuant to the terms of an Escrow Agreement to be entered into between the Company, the subscription agent and Sandler O'Neill. Sandler O'Neill will not receive any funds from subscribers or Standby Purchasers for Securities purchased in the Offering. Also, Sandler O'Neill will not be responsible for the performance of the subscription agent pursuant to the Subscription Agent Agreement (as defined in the Prospectus) or for determining when the conditions of the escrow have been met.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-2 (No. 33-88388) including a prospectus for the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), has filed such amendments thereto, if any, and such amended prospectuses as may have been required to the date hereof by the Commission in order to declare such registration statement effective, and will file such additional amendments thereto and such amended prospectuses and prospectus supplements as may hereafter be required. Such registration statement (as amended to date, if applicable, and as from time to time amended or supplemented hereafter) and the prospectus constituting a part thereof (including in each case all documents incorporated or deemed to be incorporated by reference therein and the information, if any, deemed to be part thereof pursuant to the rules and regulations of the Commission under the 1933 Act, as from time to time amended or supplemented pursuant to the 1933 Act or otherwise (the "1933 Act Regulations")), are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be used by the Company in connection with the Offering which differs from the Prospectus on file with the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use.

     Concurrently with the execution of this Agreement, the Company is delivering to the Agent copies of the Prospectus to be used in the Offering. Such Prospectus contains information with respect to the Company, the Bank and the Common Stock.

     SECTION 1.  Representations and Warranties.

     (a) The Company and the Bank jointly and severally represent and warrant to the Agent as of the date hereof as follows:

               (i) The Registration Statement has been declared effective by the Commission, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the Company and the Bank, threatened by the Commission. At the time the Registration Statement became effective and at the Closing Time referred to in Section 2 hereof, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, at the date hereof does not and at the Closing Time referred to in Section 2 hereof will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information with respect to the Agent furnished to the Company in writing by the Agent expressly for use in the Registration Statement or Prospectus (the "Agent Information," which the Company and the Bank acknowledge appears only in the section of the Prospectus captioned "The Rights Offering -- Financial Advisor.")

               (ii) The Company will promptly file the Prospectus and any supplemental sales literature with the Commission. The Prospectus and all supplemental sales literature, as of the date the Registration Statement became effective and at the Closing Time referred to in Section 2, complied and will comply in all material respects with the applicable requirements of the 1933 Act Regulations and, at or prior to the time of their first use, will have received all required authorizations of the Commission for use in final form.

               (iii) No order, directive, request or other correspondence has been received by the Company, the Bank, or Frontier Bank, N.A. ("Frontier"), a wholly owned subsidiary of the Company, from the Federal Reserve Board ("FRB") and/or the

     Office of Comptroller of the Currency ("OCC") which could have the effect of delaying or canceling the Offering.

               (iv) Except for the reimbursement of approximately $3.4 million in interest paid in connection with deposits of funds from commercial paper sales by the Company as set forth in the Prospectus under the caption "Reasons for the Offering and Use of Proceeds," at the Closing Time referred to in Section 2, the Company, and the Bank and Frontier will have satisfied any and all terms, conditions, requirements and provisions imposed upon the Company, the Bank or Frontier by the OCC, the FRB or any other regulatory authority in connection with this transaction except for any post-closing notices or filings which may be required, or appropriate waivers shall have been obtained.

               (v) The accountants who audited the financial statements and supporting schedules of the Company included in the Registration Statement are independent public accountants within the meaning of the Code of Ethics of the AICPA; and such accountants are, with respect to the Company, the Bank and each subsidiary of the Bank, independent certified public accountants as required by the 1933 Act and the 1933 Act Regulations.

               (vi) The consolidated financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the financial position of the Company, the Bank and their consolidated subsidiaries at the dates indicated and the results of their operations, retained earnings and cash flows for the periods specified and comply as to form in all material respects with the applicable accounting requirements of the 1933 Act Regulations; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules and tables included in the Registration Statement present fairly the information required to be stated therein.

               (vii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the financial condition, results of operations, or business of the Company, the Bank and their subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, and (B) except for transactions specifically referred to or contemplated in the Prospectus, there have been no transactions entered into by the Company, the Bank or any of their subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries, taken as a whole.

               (viii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of California and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations, or business of the Company and its subsidiaries, taken as a whole.

               (ix) The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, no par value, of which ________ shares are presently issued and outstanding. As of ________, 1995, there were approximately ________ holders of record of Common Stock. The Company has not authorized the issuance of, and has not issued, any other shares of capital stock. Except for the Rights and for options to acquire _______ shares of Common Stock reserved for issuance pursuant to the Company's _____ Stock Option Plan, as described in the proxy statement dated
     _______________, there are no options, warrants, calls, employee benefit or other plans, preemptive rights or commitments of any character relating to the authorized but unissued capital stock or any other equity security of the Company or any securities or obligations convertible into or exchangeable for or giving any person any right to subscribe for or acquire from the Company any shares of such capital stock.

               (x) Upon completion of the Offering, the authorized equity capital of the Company will be within the range set forth in the Prospectus under the caption "Capitalization." The shares of Common Stock to be sold in the Offering have been duly and validly authorized for issuance and, when issued and delivered by the Company against payment of the consideration therefor, the shares of Common Stock will be duly and validly issued, fully paid and non-assessable and will be free and clear of any security interest, pledge, lien, encumbrance, claim or equity other than created by the purchaser thereof; and the issuance of the shares of Common Stock will not be in violation of any preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's charter, bylaws or other governing documents or any agreement, plan or other instrument to which the Company or the Bank is party or by which it is bound. The terms and provisions of the shares of Common Stock conform and will conform in all material respects to the description thereof contained in the Prospectus and the certificates representing the shares of Common Stock will conform with the requirements of applicable laws and regulations.

               (xi) Each of the Company, the Bank and Frontier have full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Company, the Bank and their subsidiaries have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses; all such licenses, permits and other governmental authorizations are in full force and effect and the Company, the Bank and their subsidiaries are in all material respects in compliance therewith; neither the Company nor the Bank nor their subsidiaries have received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might materially and adversely affect the conduct of the business or financial condition, results of operations, or business of the Company, the Bank and their subsidiaries, taken as a whole; and the Bank and Frontier are in good standing under the laws of the United States and are not required to qualify as a foreign corporation in any jurisdiction.

               (xii) The deposit accounts of the Bank and Frontier are insured by the FDIC up to the applicable limits.

               (xiii) All of the issued and outstanding capital stock of the Bank has been duly and validly issued and is fully paid and nonassessable, and all such capital stock is owned beneficially and of record by the Company free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

               (xiv) (A) Each of the Bank and Frontier has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations, or business of the Company, the Bank and their subsidiaries, taken as a whole; the activities of each are permitted to a national bank by the rules, regulations, resolutions and practices of the OCC; all of the issued and outstanding capital stock of each has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                      (B) Except for the Bank and Frontier, the Company has no direct or indirect subsidiary that is a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X of the rules and regulations of the Commission. Venco Mortgage Corporation, Frontier Services and Ventura Capital Fund, Inc., wholly owned subsidiaries of ________________, each have been duly incorporated and organized under the laws of the State of California and have each filed an election to wind up and dissolve with the Secretary of State of the State of California.

               (xv) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action of the Company and the Bank, and this Agreement has been duly executed and delivered by and is the valid and binding agreement of the Company and the Bank enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforceability of the rights of creditors generally and judicial limitations on the right of specific performance and except as the enforceability of indemnification and contribution provisions may be limited by applicable securities laws.

               (xvi) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, except as otherwise may be indicated or contemplated therein, none of the Company, the Bank or any subsidiary of the Company or the Bank will have (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings in the ordinary course of business from the same or similar sources indicated in the Prospectus, or (B) entered into any transaction or series of transactions which is material in light of the business of the Company, the Bank and their subsidiaries, taken as a whole, excluding the origination, purchase and sale of loans or the purchase or sale of investment securities or mortgaged-backed securities in the ordinary course of business or otherwise as indicated in the Prospectus.

               (xvii) No approval of any regulatory or supervisory or other public authority including but not limited to the OCC and the FRB is required in connection with the execution and delivery of this Agreement or the issuance of the Securities, except for the declaration of effectiveness of any required post-effective amendment to the Registration Statement by the Commission and as may be required under the securities laws of various jurisdictions.

               (xviii) Neither the Company nor the Bank nor any of their subsidiaries is in violation of its charter or bylaws or in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Bank or any of their subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Bank or any of their subsidiaries is subject.

               (xix) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Bank or any of their subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Bank or any of their subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company, the Bank or any of their subsidiaries, or any applicable law, administrative regulation or administrative or court decree.

               (xx) No labor dispute with the employees of the Company, the Bank or any of its subsidiaries exists or, to the knowledge of the Company or the Bank, is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which might be expected to result in any material adverse change in the financial condition, results of operations, or business of the Company, the Bank and their subsidiaries, taken as a whole.

               (xxi) The Company, the Bank and their subsidiaries have good and marketable title to all properties and assets for which ownership is material to the business of the Company, the Bank or their subsidiaries and to those properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material in relation to the business of the Company, the Bank or their subsidiaries considered as one enterprise; and all of the leases and subleases material to the business of the Company, the Bank or their subsidiaries under which the Company, the Bank or their subsidiaries hold properties, including those described in the Prospectus, are valid and binding.

               (xxii) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Bank, threatened, against or affecting the Company, the Bank or any of their subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which is likely to result in any material adverse change in the financial condition, results of operations, or business of the Company, the Bank and their subsidiaries, taken as a whole, or which is likely to materially and adversely affect the properties or assets thereof or which is likely to materially and adversely affect the performance of this Agreement or the consummation of the transactions herein contemplated or described in the Prospectus; all pending legal or governmental proceedings to which the Company, the Bank or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement which have not been so filed.

               (xxiii) The Company has obtained opinions of its counsel, Manatt, Phelps & Phillips, with respect to the legality of the Securities issued and the federal income tax consequences of the Offering, copies of which are filed as exhibits to the Registration Statement; all material aspects of the aforesaid opinions are accurately summarized in the Prospectus; the facts and representations upon which such opinions are based are truthful, accurate and complete in all material respects, and neither the Company nor the Bank has taken or will take any action inconsistent therewith.

               (xxiv) Each lease of real property (together with any improvements thereon) and all material personal property to which the Company or the Bank is a party has been duly authorized, executed and delivered, and is the legal, valid and binding agreement of the Company or the Bank enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights, to general principles of equity, and to laws relating to the safety and soundness of insured depository institutions and their institution affiliated parties as set forth in 12 U.S.C. (S) 1818(b).

               (xxv) Except as disclosed in the Prospectus, as of the date of the Prospectus and the Closing Date, neither the Company nor the Bank or any of their subsidiaries is in violation of any directive or order (including any memorandum of understanding) specific to the Company, the Bank or Frontier from the OCC, the FRB, or any other agency to make any material change in the method of conducting its business as described in the Prospectus or as otherwise presently contemplated; there are no directives or orders specific to the Company, the Bank or Frontier from the FRB or the OCC or any other regulatory agency other than those disclosed in the Prospectus; and each of the Company and the Bank is conducting its business so as to comply in all material respects with all applicable statutes and regulations.

               (xxvi) The Company has not taken and shall not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock.

               (xxvii) The Company is not required to be registered under the Investment Company Act of 1940, as amended.

               (xxviii) The Company and the Bank and their subsidiaries are in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the rules and regulations thereunder, and the lending practices of the Bank are and have been, in all material respects, in conformity with the Real Estate Settlement Procedures Act, as amended, and the rules and regulations thereunder.

               (xxix) All of the loans represented as assets on the most recent financial statements or selected financial information of the Bank or Frontier included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226 and Section 563.99), consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not have a material adverse effect on the Bank or Frontier.

               (xxx) To the knowledge of the Company and the Bank, none of the Company, the Bank, Frontier or employees of the Bank or Frontier has made any payment of funds of the Company or the Bank or Frontier as a loan for the purchase of the Securities or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

               (xxxi) Neither the Company, the Bank, any subsidiary of the Company or the Bank nor any properties owned or operated by the Company, the Bank or any subsidiary of the Company or the Bank is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a material adverse effect on the financial condition, results of operations, or business the Company, the Bank and their subsidiaries, taken as a whole. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any governmental agency) instituted or pending, or to the knowledge of the Company or the Bank threatened, relating to the liability of any property owned or operated by the Company, the Bank or any subsidiary thereof, under any Environmental Law. For purposes of this subsection, the term "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to
     (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

               (xxxii) The Company, the Bank and their subsidiaries have filed all federal income and state and local franchise tax returns required to be filed, or have received extensions thereof, and have made timely payments of all taxes shown as due and payable in respect of such returns, and no deficiency has been asserted with respect thereto by any taxing authority.

               (xxxiii) The Company has received approval, subject to issuance, to have the Securities and the Rights quoted on the National Market System of the National Association of Securities Dealers' Automated Quotation System ("Nasdaq National Market") effective on the Closing Date.

          (b) Any certificate signed by any officer of the Company or the Bank and delivered to either of the Agent or to counsel for the Agent shall be deemed a representation and warranty by the Company or the Bank to each as to the matters covered thereby.

          SECTION 2. Appointment of Sandler O'Neill; Sale and Delivery of the Securities; Closing.

          On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby appoints Sandler O'Neill as its Agent to consult with and advise the Company regarding the structure of the Offering, as well as to identify Standby Purchasers and assist the Bank in negotiating Standby Purchase Agreements with the Standby Purchasers. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, Sandler O'Neill accepts such appointment and agrees to provide services to the Company as to the matters described below; provided, however, that the Agent shall not be obligated to sell any minimum number of shares of Common Stock to any particular category of purchaser or in the aggregate or take any action which is inconsistent with any applicable laws, regulations, decisions or orders. The services to be rendered by Sandler O'Neill pursuant to this appointment include the following: (i) identifying prospective Standby Purchasers and assisting in the negotiation of Standby Purchase Agreements with such Standby Purchasers; (ii) assisting the Company's management in preparing for meetings with existing shareholders and other potential investors in the Offering; and (iii) providing such other general advice and assistance as may be requested to promote the successful completion of the Offering.

          If at least the total minimum of Securities, as disclosed on the cover of the Prospectus, are sold, the Company agrees to issue or have issued the Securities sold and to release for delivery certificates for such Securities at the Closing Time against payment therefor by release of funds from the special interest-bearing accounts referred to below. The closing shall be held at the offices of Manatt, Phelps & Phillips, at 10:00 a.m., local time, or at such other place and time as shall be agreed upon by the parties hereto, on a business day to be agreed upon by the parties hereto. The Company shall notify the Agent by telephone, confirmed in writing, when funds shall have been received for all the Securities. Certificates for Securities shall be delivered directly to the purchasers thereof in accordance with their directions. The date upon which the Company shall release for delivery all of the Securities, in accordance with the terms hereof, is herein called the "Closing Date." The hour on the Closing Date at which the Company shall release for delivery all of the Securities in accordance with the terms hereof is called the "Closing Time."

          Appropriate arrangements for placing the funds received from subscriptions for Securities or other offers to purchase Securities were made prior to the commencement of the Rights Offering, with provision for refund to the purchasers as set forth in Section 9 hereof, or for delivery to the Company if all Securities are sold. The Company shall not be deemed to have received any subscription offer or exercise of a Right accompanied by a check or comparable instrument until final payment has been made on such check or instrument. The Company will pay any stock issue and transfer taxes which may be payable with respect to the sale of the Securities.

          In addition to reimbursement of the expenses specified in Section 4 hereof, the Agent will receive the following compensation for its services hereunder:

          (a) a non-refundable advisory fee of $25,000, previously paid by the Company;

          (b) one and one-half percent (1.50%) of the aggregate purchase price of the Common Stock sold in the Offering pursuant to the exercise of Subscription Rights by directors and officers of the Company and principals and officers of the Agent ("Interested Parties");

          (c) three percent (3%) of the aggregate purchase price of the Common Stock sold in the Offering pursuant to the exercise of subscription rights by persons other than Interested Parties; and

          (d) five percent (5%) of the aggregate value of funds committed by investors who execute standby purchase agreements.

          The above fees are subject to a minimum aggregate compensation to the Agent of $225,000.

          If this Agreement is terminated by the Agent in accordance with the provisions of Section 9(a) hereof or the Offering is terminated by the Company, the Company shall pay to Sandler O'Neill the financial advisory fee set forth in
Section 2(a) hereof and reimburse Sandler O'Neill for all of its reasonable out-of-pocket expenses incurred prior to termination including the reasonable fees and disbursements of counsel for the Agent, up to an aggregate of $100,000, upon receipt by the Company or the Bank of a written accounting therefor setting forth in reasonable detail the expenses incurred by the Agent.

          All fees payable to the Agent hereunder shall be payable in immediately available funds at the Closing Time, or upon the termination of this Agreement, as the case may be.

          SECTION 3. Covenants of the Company. The Company covenants with the Agent as follows:

          (a) The Company will prepare and file such amendments or supplements to the Registration Statement and the Prospectus as may hereafter be required by the 1933 Act Regulations or as may hereafter be requested by the Agent. The Company will notify the Agent immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment of the Registration Statement or the filing of any supplement to the Prospectus, (ii) of the receipt of any comments from the Commission with respect to the transactions contemplated by this Agreement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the receipt of any order, directive, request or other correspondence from the FRB or the OCC relating to the Offering, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (vi) of the receipt of any notice with respect to the suspension of any qualification of the Securities for offering or sale in any jurisdiction. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the withdrawal thereof at the earliest possible moment.

          (b) The Company will give the Agent notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use in connection with the Offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration

     Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), will furnish the Agent with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Agent or counsel for the Agent shall object.

          (c) The Company will deliver to the Agent as many signed copies and as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Agent may reasonably request, and from time to time such number of copies of the Prospectus as the Agent may reasonably request.

          (d) During the period when the Prospectus is required to be delivered, the Company will comply, at its own expense, with all requirements imposed upon it by the Commission, as from time to time in force, and by the 1933 Act, the 1933 Act Regulations, the Securities Exchange Act of 1934 (the "1934 Act") and the rules and regulations of the Commission promulgated thereunder, including, without limitation, Rule 10b-6 under the 1934 Act, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

          (e) If any event or circumstance shall occur as a result of which it is necessary, in the opinion of counsel for the Agent, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Agent) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Agent a reasonable number of copies of such amendment or supplement. For the purpose of this subsection, the Company will furnish such information with respect to itself as the Agent may from time to time reasonably request.

          (f) The Company will take all necessary action, in cooperation with the Agent, to qualify the Securities for offering and sale under the applicable securities laws of such states of the United States and other jurisdictions as the Agent and the Company have agreed; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than six months from the effective date of the Registration Statement.

          (g) The Company authorizes Sandler O'Neill to act as agent of the Company in distributing the Prospectus to persons having record addresses in the states or jurisdictions set forth in a survey of the securities or "blue sky" laws of the various jurisdictions in which the Offering will be made (the "Blue Sky Survey").

          (h) The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

          (i) During the period of five years hereafter, the Company will furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including statements of financial condition and statements of income, stockholders' equity and cash flows of the Company, the Bank and their subsidiaries, certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement) consolidated summary financial information of the Company, the Bank and its subsidiaries for such quarter in reasonable detail. In addition, such annual report and quarterly consolidated summary financial information shall be made public through the issuance of appropriate press releases at the same time or prior to the time of the furnishing thereof to stockholders of the Company.

          (j) During the period of five years hereafter, the Company will furnish to the Agent (i) as soon as available, a copy of each report or other document of the Company furnished generally to stockholders of the Company or furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Company is listed, and (ii) from time to time, such other information concerning the Company as the Agent may reasonably request.

          (k) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

          (l) The Company will file all documents and notices required by the Nasdaq National Market and will use its best efforts to maintain the listing of the Common Stock on the Nasdaq National Market.

          (m) The Company will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with the National Association of Securities Dealers, Inc.'s "Interpretation Relating to Free-Riding and Withholding" in connection with the sale of the Securities.

          (n) Other than the Prospectus or as permitted by applicable law, the Company will not distribute any prospectus or other offering material in connection with the offer and sale of the Securities and will not publish any writing which constitutes an offer or prospectus.

          (o) The Company will use all reasonable efforts to comply with such requirements as may be necessary for the Agent or other brokerage firms to make an active market for the Rights and the shares of Common Stock.

          (p) The Company will cause to be maintained records of all funds submitted to the Company's subscription agent in connection with the Offering and deposited by it in an escrow account to enable the Company to make appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Offering as described in the Prospectus.

          (q) The Company will furnish to you as early as practicable prior to the Closing Date, but no later than two (2) full business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the Bank which have been read by Deloitte & Touche LLP as stated in their letters to be furnished pursuant to subsections (d) and (e) of Section 5 hereof.

          (r) The Company shall not deliver the Securities until the Company has satisfied or caused to be satisfied each condition set forth in Section 5 hereof, unless such condition is waived by the Agent.

          (s) Subsequent to the respective dates as to which information in given in the Prospectus and prior to the Closing Date, except as otherwise may be indicated or contemplated therein, the Company will not (i) issue any securities, other than pursuant to the Company's existing stock option plans, or incur any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of business, or (ii) enter into any transaction, other than in the ordinary course of business which might result in any material adverse change in the financial condition, results of operations, or business of the Company, the Bank and their subsidiaries, taken as a whole.

          SECTION 4. Payment of Expenses. The Company shall pay all expenses incident to the performance of their obligations under this Agreement, including but not limited to (i) the cost of obtaining all securities and bank regulatory approvals, (ii) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (iii) the preparation, issuance and delivery of the certificates for the Securities to the purchasers in the Offering, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of counsel in connection therewith and in connection with the preparation of the Blue Sky Survey in an amount not to exceed $25,000, (vi) the printing and delivery to the Agent of copies of the Registration Statement as originally filed and of each amendment thereto and the printing and delivery of the Prospectus and any amendments or supplements thereto to the purchasers in the Offerings and the Agent, (vii) the printing and delivery to the Agent of copies of a Blue Sky

Survey, and (viii) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq National Market. In the event the Agent incurs any such fees and expenses on behalf of the Company, the Company will reimburse the Agent for such fees and expenses whether or not the Offering is consummated; provided, however, that the Agent shall not incur any substantial expenses on behalf of the Company pursuant to this Section without the prior approval of the Company.

     The Company shall pay certain expenses incident to the performance of the Agent's obligations under this Agreement, including (i) the filing fees paid or incurred by the Agent in connection with all filings with the National Association of Securities Dealers, Inc., and (ii) all reasonable out of pocket expenses incurred by the Agent relating to the Offerings, including, without limitation, advertising, promotional, and travel expenses and fees and expenses of the Agent's counsel, up to an aggregate of $100,000. All fees and expenses to which the Agent is entitled to reimbursement under this paragraph of this
Section 4 shall be due and payable upon receipt by the Company of a written accounting therefor setting forth in reasonable detail the expenses incurred by the Agent.

          SECTION 5. Conditions of Agent's Obligations. The Company and the Agent agree that the issuance and the sale of Securities and all obligations of the Agent hereunder are subject to the accuracy of the representations and warranties of the Company and the Bank herein contained as of the date hereof and as of the Closing Date, to the accuracy of the written statements of officers and directors of the Company made pursuant to the provisions hereof, to the performance by the Company of their obligations hereunder, and to the following further conditions:

          (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, no order suspending the sale of the Securities in any jurisdiction shall have been issued, and no order, directive, request or other correspondence has been received by the Company, the Bank, or Frontier from the FRB or the OCC which could have the effect of delaying or canceling the Offering.

          (b) At Closing Time, the Agent shall have received:

               (1) The favorable opinion, dated as of Closing Time, of Manatt, Phelps & Phillips, counsel for the Company and the Bank, in form and substance satisfactory to counsel for the Agent, to the effect that:

                    (i) The Company has been duly incorporated and is validly
               existing as a corporation in good standing under the laws of the State of California.

                    (ii) The Company has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement.

                    (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required except where the failure to be so qualified would not have a material adverse effect upon the financial condition, results of operations, or business of the Company, the Bank and their subsidiaries, taken as a whole.

                    (iv) The authorized capital stock of the Company is
               correctly set forth in the Registration Statement and Prospectus under the caption "Capitalization" and, to the best of our knowledge, upon consummation of the Offering, the issued and outstanding capital stock of the Company will be within the range set forth in the Registration Statement and Prospectus under the caption "Capitalization."

                    (v) The Securities have been duly and validly authorized for issuance and sale and, when issued and delivered by the Company pursuant to the terms of the Offering against payment of the consideration therefor in accordance with the description set forth in the Prospectus, will be duly and validly issued and fully paid and non-assessable and will be owned free and clear of any mortgage, pledge, loan, security interest, encumbrance, or claim (legal or equitable) other than that created by the purchaser thereof or by a third party other than the Company with respect to a purchaser thereof.

                    (vi) The issuance of the Securities is not subject to
               preemptive or other similar rights arising by operation of law or, to the best of such counsel's knowledge and information, otherwise.

                    (vii) Each of the Bank and Frontier has been duly organized, and is validly existing and in good standing under the laws of the United States of America as a national bank, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; and each of the Bank and Frontier are duly qualified as a foreign corporation in each jurisdiction in which such qualification is required.

                    (viii) The deposit accounts of each of the Bank and Frontier are insured by the FDIC up to the maximum amount allowed by law.

                    (ix) Each direct and indirect subsidiary of the Company, the
               Bank and Frontier has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required; the activities of each such subsidiary are permitted to subsidiaries of a national bank by the rules, regulations, resolutions and practices of the OCC; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Bank or Frontier, respectively, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. For purposes of the opinions set forth in this section 5(b)(1) the term "subsidiaries" refers only to those subsidiaries of the Company, the Bank or Frontier which would be considered a "significant subsidiary" within the meaning of Regulation S-X, Rule 1-02 promulgated by the Commission.

                    (x) The execution and delivery of this Agreement and the
               consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Company and this Agreement constitutes the legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as rights to indemnity, contribution and limitations of liability hereunder may be limited under applicable law (it being understood that such counsel may avail itself of customary exceptions concerning the effect of bankruptcy, insolvency or similar laws and the availability of equitable remedies); and to the best of such counsel's knowledge will not conflict with or constitute a breach of, or default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Bank or any of their subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Bank or any of their subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company, the Bank or any of their subsidiaries is subject, nor will such execution or delivery result in any violation of the provisions of the charter or by-laws of the Company, the Bank or any of their subsidiaries.

                    (xi) The Registration Statement is effective under the 1933
               Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                    (xii) No further approval, authorization, consent or other order of any public board or body is required in connection with the execution and delivery of this Agreement or the issuance of the Securities, except as may be required under the securities or Blue Sky laws of various jurisdictions as to which no opinion need be rendered.

                    (xiii) At the time the Registration Statement became effective, the Registration Statement (other than the financial statements and statistical data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                    (xiv) The Common Stock conforms to the description thereof contained in the Prospectus, and the form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable statutory requirements.

                    (xv) To the best of such counsel's knowledge, there are no legal or governmental proceedings pending or threatened against or affecting the Company, the Bank or their subsidiaries which are required to be disclosed in the Registration Statement and Prospectus, other than those disclosed therein, which would have a material adverse effect upon the financial condition or results of operations of the Company and its subsidiaries taken as a whole.

                    (xvi) The information in the Prospectus under " Market Price of Common Stock and Dividends," "Certain Federal Income Tax Consequences," "Supervision and Regulation," and "Description of Capital Stock," to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and is correct in all material respects.

                    (xvii) To the best of such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto and the descriptions thereof or references thereto are correct.

                    (xviii)  To the best of such counsel's knowledge, the
               Company and the Bank and their subsidiaries have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses as described in the Registration Statement and Prospectus, and all such licenses, permits and other governmental authorizations are in full force and effect, and the Company and the Bank and their subsidiaries are in all material respects complying therewith.

                    (xix) Neither the Company, the Bank nor any of their subsidiaries is in violation of its charter or bylaws or, to the best of such counsel's knowledge, in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Bank or any of their subsidiaries is a party or by which the Company, the Bank or any of their subsidiaries or any of their property may be bound.

                    (xx) The Company is not required to be registered as an
               investment company under the Investment Company Act of 1940.

               (2) The favorable opinion, dated as of Closing Time, of Thacher Proffitt & Wood, counsel for the Agent, with respect to the matters set forth in Section 5(b)(1)(i), (iv), (v), (vi) (solely as to preemptive rights arising by operation of law), (x), (xiii) and (xiv) and such other matters as the Agent may reasonably require.

               (3) In giving their opinions required by subsections (b)(l) and
          (b)(2), respectively, of this Section, Manatt, Phelps & Phillips and Thacher Proffitt & Wood shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time the Registration Statement became effective or at Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In giving their opinions, Manatt, Phelps & Phillips and Thacher Proffitt & Wood may rely as to matters of fact on certificates of officers and directors of the Company and the Bank and certificates of public officials, and Thacher Proffitt & Wood may also rely on the opinion of Manatt, Phelps & Phillips.

          (c) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the financial condition, results of operations, or business of the Company, the Bank and their subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, and the Agent shall have received a certificate of the President and Chief Executive Officer of the Company, and the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) there shall have been no material transaction entered into by the Company, the Bank or Frontier from the date of the latest statement of financial condition of the Company, the Bank or Frontier as set forth in the Registration Statement and the Prospectus other than transactions referred to or contemplated therein and transactions in the ordinary course of business, (iii) except as previously disclosed in the Prospectus, neither the Company, the Bank nor Frontier shall have received from the OCC any direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (which direction, if any, shall have been disclosed to the Agent) or which materially and adversely would affect the business, financial condition or results of operations of the Company, the Bank or Frontier, (iv) the representations and warranties in
     Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, except as to any such representation or warranty which specifically relates to an earlier date,
     (v) the Company and the Bank have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, (vi) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission, (vii) no order, directive, request or other correspondence has been received by the Company, the Bank or Frontier from the FRB or the OCC which could have the effect of delaying or canceling the Offering, and (viii) neither Venco Mortgage Corporation, Frontier Services, nor Ventura Capital Fund, Inc. is a "significant subsidiary" of the Company, the Bank or Frontier within the meaning of Regulation S-X, Rule 1-02 promulgated by the Commission.

          (d) At the time of the execution of this Agreement, the Agent shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Agent, to the effect that (i) they are independent certified public accountants with respect to the Company, the Bank and their subsidiaries within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants, the 1933 Act and the 1933 Act Regulations; (ii) it is their opinion that the consolidated financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations; (iii) based upon limited procedures as agreed upon by the Agent and Deloitte & Touche LLP and set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements and supporting schedules of the Bank, Frontier and their subsidiaries included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus, (B) the unaudited amounts set forth under "Summary Selected Consolidated Financial and Other Data" in the Prospectus were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement and the Prospectus, (C) at a specified date not more than five days prior to the date of this Agreement, there has been any increase in the consolidated long term or short term debt of the Company and its subsidiaries or any decrease in consolidated total assets, allowance for loan losses, total deposits or shareholders equity of the Company and its subsidiaries, in each case as compared with the amounts shown in the December 31, 1994 balance sheet included in the Registration Statement or, (D) during the period from December 31, 1994 to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in total interest income, net interest income, net interest income after provision for loan losses, income before income tax expense or net income of the Bank and Frontier, except in all instances for increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Agent, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

          (e) At Closing Time, the Agent shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection
     (d) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing Time.

          (f) At Closing Time, counsel for the Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Agent and counsel for the Agent.

          (g) At any time prior to Closing Time, (i) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effects of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, and (ii) trading generally on either the American Stock Exchange or the New York Stock Exchange shall not have been suspended, and minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, and a banking moratorium shall not have been declared by Federal, New York or California authorities.

          SECTION 6.      Indemnification.

          (a) The Company and the Bank jointly and severally agree to indemnify and hold harmless the Agent, each person, if any, who controls the Agent, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and its respective partners, directors, officers, employees and agents as follows:

               (i) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, related to or arising out of the Offering or any action taken by the Agent where acting as agent of the Company or otherwise as described in Section 2 hereof or in the Engagement Letter dated October 7, 1994 between the Company and the Agent; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense found in a final judgment by a court to have resulted primarily from the bad faith, willful misconduct or gross negligence of the Agent.

               (ii) from and against any and all loss, liability, claim, damage and expense, as incurred, related to or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (iii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever described in clauses (i) or (ii) above, if such settlement is effected with the written consent of the Company or the Bank, which consent shall not be unreasonably withheld; and

               (iv) from and against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation, proceeding or inquiry by any governmental agency or body, commenced or threatened, or any pending or threatened claim whatsoever described in clauses (i) or (ii) above, to the extent that any such expense is not paid under (i), (ii) or (iii) above;

provided, however, that in no event shall the amount payable by the Bank exceed the product of (i) the total amount of the indemnification obligation under
Section 6(a) and (ii) a fraction the numerator of which is the amount of net proceeds of the Offering received by the Bank from the Company prior to the time any action, suit or proceeding is initiated or claim asserted for which indemnification would be sought under Section 6(a) and the denominator of which is the amount of the total net proceeds received by the Company from the Offering; this indemnity will be in addition to any liability which the Bank may otherwise have, and provided, further, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact required to be stated therein or necessary to make not misleading any statements contained in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), made in reliance upon and in conformity with written information relating to the Agent furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), which information is included in the section of the Prospectus captioned "The Rights Offering -- Financial Advisor."

          (b) The Agent agrees to indemnify and hold harmless the Company its directors and its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Information.

          (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder. No indemnification provided for in Section 6(a) or 6(b) shall be available to any party who shall fail to give notice as provided in this Section 6(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section 6. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

          (d) The Company also agrees that the Agent shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company, its security holders or the Company's creditors relating to or arising out of the engagement of the Agent pursuant to, or the performance by the Agent of the services contemplated by, this Agreement, except to the extent that any loss, claim, damage or liability is found in a final judgment by a court of competent jurisdiction to have resulted primarily from the Agent's bad faith, willful misconduct or gross negligence.

          (e) In addition to, and without limiting, the provisions of Section
(6)(a)(iv) hereof, in the event that the Agent, any person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act or any of their respective partners, directors, officers, employees or agents is requested or required to appear as a witness or otherwise gives testimony in any action, proceeding, investigation or inquiry brought by or on behalf of or against the Company, the Agent or any of its respective affiliates or any participant in the transactions contemplated hereby in which the Agent is not named as a defendant, the Company agrees to reimburse the Agent for all reasonable and necessary out-of-pocket expenses incurred by it in connection with preparing or appearing as a witness or otherwise giving testimony.

          SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Agent, as incurred, in such proportions (i) that the Agent is responsible for that portion represented by the percentage that the maximum aggregate marketing fees appearing on the cover page of the Prospectus bears to the maximum aggregate gross proceeds appearing thereon and the Company is responsible for the balance or (ii) if, but only if, the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits to the Company on the one hand and the Agent on the other, as reflected in clause (i), but also the relative fault of the Company on the one hand and the Agent on the other, as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. Notwithstanding anything to the contrary set forth herein, to the extent permitted by applicable law, in no event shall the Agent be required to contribute an aggregate amount in excess of the aggregate marketing fees to which the Agent is entitled and actually paid pursuant to this Agreement. Neither party shall be liable for contribution for claims settled without such party's consent provided such consent is not unreasonably withheld.

          SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities.

          SECTION 9.      Termination of Agreement.

          (a) The Agent may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition, results of operations, or business of the Company, the Bank and their subsidiaries, taken as a whole, whether or not arising in the ordinary course of business; (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effects of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities; (iii) if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, New York or California authorities; (iv) if any condition specified in Section 5 shall not have been fulfilled when and as required to be fulfilled; (v) if there shall have been such material adverse change in the condition or prospects of the Company or the Bank or the prospective market for the Company's securities as in the Agent's good faith opinion would make it inadvisable to proceed with the offering, sale or delivery of the Securities; or (vi) if the Company is unable to sell at least the total minimum of Securities, as disclosed on the cover of the Prospectus, or if the Offering is not consummated for any other reason, prior to September 30, 1995.

          (b) If this Agreement is terminated pursuant to this Section, the Company shall refund to any persons who have subscribed for any of the Securities the full amount which it may have received from them, without interest, as provided in the Prospectus, such termination shall be without liability of any party to any other party except that the provisions of Section 4 hereof relating to reimbursement of expenses and the provisions of Sections 6 and 7 hereof shall survive any termination of this Agreement.

          SECTION 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agent shall be directed to the Agent at Two World Trade Center, 104th Floor, New York, New York 10048, attention of Thomas W. Killian, Managing Director, with a copy to Thacher Proffitt & Wood at Two World Trade Center, 39th Floor, New York, New York 10048, attention of Omer S.J. Williams; notices to the Company shall be directed to the Company at 500 Esplanade Drive, Oxnard, California 93030, attention of Richard S. Cupp, President and Chief Executive Officer, with a copy to Manatt, Phelps & Phillips at 11355 West Olympic Boulevard, Los Angeles, California 90064, attention of William T. Quicksilver.

          SECTION 11. Parties. This Agreement shall inure to the benefit of and be binding upon the Agent and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Agent and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

          SECTION 12. Entire Agreement; Amendment. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made other than those specifically mentioned herein. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto.

          SECTION 13. Governing Law and Time. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State without regard to the conflicts of laws provisions thereof. Specified times of day refer to Pacific time unless otherwise noted herein.

          SECTION 14. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          SECTION 15. Headings. Sections headings are not to be considered part of this Agreement, are for convenience and reference only, and are not to be deemed to be full or accurate descriptions of the contents of any paragraph or subparagraph.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent, the Company and the Bank in accordance with its terms.

                                           Very truly yours,

                                           Ventura County National Bancorp


                                           By:
                                              ----------------------------------
                                           Name:
                                           Title:


                                           Ventura County National Bank


                                           By:
                                              ----------------------------------
                                           Name:
                                           Title:



CONFIRMED AND ACCEPTED,
 as of the date first above written:

Sandler O'Neill & Partners, L.P.

By:  Sandler O'Neill & Partners Corp.,
     the sole general partner



By:
   ----------------------------------
Name:
Title: